EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3
(No. 333-115057 and No. 333-85034) and Registration Statements on Forms S-8 (No. 333-26127, No. 333-57835, No. 333-49142 and No. 333-72970) of Applied Imaging Corp. of our report dated March 10, 2006 except for the fourth paragraph of Note 12 as to which the date is March 14, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

March 28, 2006